UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2015

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4600 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 634-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 7, 2015, Archer Daniels Midland Company (the “Company”) held its 2015 Annual Meeting of Stockholders. The following proposals were voted on at the meeting with the following results:

Proposal No. 1. All nominees for election to the Board of Directors listed in the proxy statement for the 2015 Annual Meeting were elected as follows:

Nominee	For	Against	Abstain	Broker Non- Votes
A. L. Boeckmann	489,240,776	3,488,525	2,414,305	45,625,992
M. H. Carter	473,615,563	19,157,681	2,370,362	45,625,992
T. K. Crews	490,912,944	1,827,457	2,403,205	45,625,992
P. Dufour	489,688,310	3,005,526	2,449,770	45,625,992
D. E. Felsinger	490,251,333	2,359,051	2,533,222	45,625,992
J. R. Luciano	488,885,534	3,740,434	2,517,638	45,625,992
A. Maciel	488,321,551	4,297,560	2,524,495	45,625,992
P. J. Moore	485,317,612	7,369,481	2,456,513	45,625,992
T. F. O’Neill	481,821,025	10,870,562	2,452,019	45,625,992
F. Sanchez	489,468,519	3,198,104	2,476,983	45,625,992
D. Shih	489,148,702	3,481,764	2,513,140	45,625,992
K. R. Westbrook	476,436,959	16,230,658	2,475,989	45,625,992
P. A. Woertz	471,922,840	18,481,608	4,739,158	45,625,992

Proposal No. 2. The appointment of Ernst & Young LLP as independent accountants for the year ending December 31, 2015 was ratified at the meeting by the following votes:

For	Against	Abstain
530,123,182	8,213,933	2,432,483

Proposal No. 3. The compensation of the Company’s named executive officers was approved, on an advisory basis, by the following votes:

For	Against	Abstain	Broker Non- Votes
464,088,740	27,552,698	3,502,168	45,625,992

Proposal No. 4. The material terms of the Company’s Incentive Compensation Plan were reapproved for purposes of Section 162(m) of the Internal Revenue Code, by the following votes:

For	Against	Abstain	Broker Non- Votes
473,764,704	18,185,422	3,193,480	45,625,992

Proposal No. 5. The stockholder’s proposal regarding an independent board chairman did not pass as follows:

For	Against	Abstain	Broker Non- Votes
202,244,170	286,929,462	5,969,974	45,625,992

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: May 8, 2015	By	/s/ D. Cameron Findlay
D. Cameron Findlay
Senior Vice President, General Counsel, and Secretary